Exhibit 99.1

NEWS RELEASE

CTI Industries Corporation Reports

Return to Profit in Third Quarter and

For Nine Months

FOR IMMEDIATE RELEASE

Thursday, November 13, 2014

LAKE BARRINGTON, IL, November 13, 2014 — CTI Industries Corporation (CTIB - NASDAQ Capital Market), a manufacturer and marketer of flexible packaging and storage products, laminated films and novelty balloons, today announced that the Company has returned to profitability for the third quarter 2014 and for the nine months ended September 30, 2104.

For the quarter, the Company had net sales of $14,569,000 and net income of $210,000 or six cents per share. Sequentially, compared to prior quarters this year these results were a significant improvement over the second quarter 2014, in which the Company had net sales of $13,159,000 and a net loss of $122,000, and over the first quarter in which the Company had net sales of $14,920,000 and net income of $45,000.

John Schwan, Chief Executive Officer, said, “These results signal a return to profitable operations for the Company after two quarters of weak performance.”

Results for the third quarter were comparable with results for the third quarter 2013 in which the Company had net sales of $14,480,000, net income of $234,000 and earnings of seven cents per share.

For the nine months ended September 30, 2014, the Company had net sales of $42,649,000, an increase of 4.4% over net sales for the same period of 2013 of $40,859,000. Net profit for the nine months, still reflecting lower results for the first two quarters this year, was $132,000 or Four Cents per share, compared to net income for the same period last year of $309,000 or Ten Cents per share.

Key Factors and Trends

A significant factor in the improved performance for the third quarter this year is the increase in the gross margin rate achieved. For the third quarter this year, the gross margin rate reached 25.7% compared to a gross margin rate of 22.8% for the same period last year. For the nine months ended September 30, 2014, the gross margin rate was 24.1% compared to 21.4%. The improvement in gross margins is attributable principally to (i) sales by the Company, and the variable interest entity now consolidated with our financial results, of products having a greater gross margin rate than other products and (ii) an increase in the gross margin rate at our Mexico subsidiary which produces principally latex balloons.

The Company has experienced strong growth in the sales of foil balloons during the third quarter and the nine month period. Net sales of foil balloons in the third quarter this year were $5,657,000 compared to $4,679,000 in the same period last year, an increase of 20.9%. For the nine months ended September 30, 2014, net sales of foil balloons were $19,045,000, compared to $17,021,000 in the same period last year, an increase of 11.9%. The increase in the revenues from the sale of foil balloons has occurred in the United States, the United Kingdom, Europe and Mexico. Most of the increase is represented in sales to five major chains located in the United States, the United Kingdom and Germany.

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Revenues from the sale of vacuum sealing systems have continued to improve at a moderate pace so far this year. In the nine months ended September 30, 2014, revenues of this product line have increased to $6,684,000 from $6,454,000 for the same period last year. We anticipate continued improvement in the sales of vacuum sealing systems over the next quarter and during 2015.

While revenues from the sale of latex balloons has remained steady this year, the gross profit generated from the sale of latex balloons has increased as the gross margin rate on this product line has improved.

Revenues from the sale of a mix of other products have increased this year. These other products include (i) sales of home container products by a variable interest entity which the Company now consolidates with its financial results, (ii) sales of a line of “Candy Blossoms” and “Candy Loons” consisting of candy and small inflated balloons sold to retail outlets in small containers and (iii) the sale of accessories and supply items related to balloon products. For the nine months ended September 30, 2014, revenues from the sale of these other products were $2,655,000 compared to $1,955,000 for the same period last year.

About CTI Industries

CTI Industries Corporation, headquartered in Lake Barrington, Illinois, designs, develops, produces, markets and sells lines of foil balloons, vacuum sealing machines, pouches and related items for the storage of food and other household items, latex balloons and commercial film products. CTI markets its products throughout the United States, Canada, Mexico, the United Kingdom and Europe and in Latin America.

Statements made in this release that are not historical facts are “forward-looking” statement (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. The Company’s actual results and future developments could differ materially from the results or developments expressed in, or implied by these forward-looking statements. Factors that could cause results to differ from those contemplated by such forward looking statements, include, but are not limited to, product demand and market acceptance, competition, cost and availability of raw materials, new technology or product developments and other risks identified in the public filings of the Company with the Securities and Exchange Commission. More information on factors that could affect CTI’s business and financial results are included in its public filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:

Investor Relations

Stanley Brown, 847-620-1330

sbrown@ctiindustries.com

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CTI Industries Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2014	*December 31, 2013
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents (VIE $26,000 and $54,000, respectively)	$171,843	$666,616
Accounts receivable, net (VIE $6,000 and $0, respectively)	11,114,047	8,883,106
Inventories, net (VIE $724,000 and $390,000, respectively)	18,400,506	15,428,413
Other current assets (VIE $77,000 and $79,000, respectively)	2,724,505	3,192,543
Total current assets	32,410,901	28,170,678

Property, plant and equipment, net (VIE $616,000 and $670,000, respectively)	8,011,833	8,681,771
Other assets	2,642,029	2,219,051

Total Assets	$43,064,763	$39,071,500

Liabilities & Equity
Total current liabilities (VIE $810,000 and $493,000, respectively)	$21,125,422	$16,432,989
Long term debt, less current maturities (VIE $351,000 and $441,000, respectively)	9,386,182	9,874,386
CTI Industries Corporation stockholders' equity	12,577,020	12,655,890
Noncontrolling interest	(23,861)	108,235

Total Liabilities & Equity	$43,064,763	$39,071,500

Condensed Consolidated Statements of Operations

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$14,569,309	$14,479,934	$42,648,515	$40,859,007
Cost of sales	10,824,765	11,182,419	32,380,526	32,105,384

Gross profit	3,744,544	3,297,515	10,267,989	8,753,623

Operating expenses	3,225,560	2,631,736	9,478,754	7,266,558

Income from operations.	518,984	665,779	789,235	1,487,065

Other (expense) income:
Net Interest expense	(235,682)	(303,836)	(742,150)	(972,050)
Other	8,049	40,641	5,568	14,343

Net income before taxes	291,351	402,584	52,653	529,358

Income tax expense	122,202	162,362	36,299	223,762

Net income	169,149	240,222	16,354	305,596

Less: Net (loss) income attributable to noncontrolling interest	(40,366)	5,898	(116,096)	(3,082)

Net income attributable to CTI Industries Corporation	$209,515	$234,324	$132,450	$308,678

Net income applicable to common shares	$209,515	$234,324	$132,450	$308,678

Other Comprehensive (Loss) Income
Foreign currency adjustment	(363,410)	(50,338)	(552,014)	119,894
Comprehensive (loss) income	$(153,895)	$183,986	$(419,564)	$428,572

Basic income per common share	$0.06	$0.07	$0.04	$0.10

Diluted income per common share	$0.06	$0.07	$0.04	$0.09

Weighted average number of shares and equivalent shares of common stock outstanding:
Basic	3,301,116	3,248,646	3,284,023	3,248,646

Diluted	3,450,344	3,401,294	3,436,124	3,404,109

*The condensed consolidated financial statements do not include all required disclosures, refer to the Form 10K for omitted disclosures.

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